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                                                                    EXHIBIT 1(d)

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                   FORM OF SUBSCRIPTION AGREEMENT TO PURCHASE
                     SHARES OF COMMON STOCK OF THE COMPANY

                             SUBSCRIPTION AGREEMENT


SIGA Pharmaceuticals, Inc.
666 Third Avenue
New York, New York 10017
Phone Number (212) 681-4970
ATTN: David H. De Weese
      President and Chief Executive Officer

Gentlemen:

     The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase shares of Common Stock, par value $.0001 per share (the "Securities"), of SIGA Pharmaceuticals, Inc., a Delaware corporation (the "Company"), at a per share purchase price of $5.00, in the amounts set forth on the Signature Page to this Subscription Agreement (the "Signature Page") and on the terms set forth in the Prospectus dated ___________, 1997 (the "Prospectus"), which is part of Securities and Exchange Commission Registration Statement No. 333-______ (the "Registration Statement"), and in this Subscription Agreement.

     The Subscriber represents and warrants to the Company and covenants and agrees with it as follows:

     1. Payment; Escrow. (a) The Company has entered into an Escrow Agreement (the "Escrow Agreement") with United States Trust Company of New York (the "Bank"), and the Bank has established an escrow account (the "Escrow Account"). The Subscriber shall forthwith cause the full amount of the subscription price to be paid by check, payable to "U.S. Trust Company of New York, as escrow agent for SIGA Pharmaceuticals, Inc.," or wire transferred to the Escrow Account as follows:

                    Chase NYC, ABA # 021000021
                    Credit United States Trust Company of New York
                    Account #:
                    Further Credit: SIGA Pharmaceuticals, Inc.
                    Account #:
                    Attn:
                    Subscriber Name: ________________

If the subscription price is paid by wire transfer, the Subscriber shall (i) include the Subscriber's name in the wire transfer instructions; and (ii) request from the bank or other financial institution that is originating the transfer, the federal wire number with respect to the subscription and retain that number for future reference. The Subscriber shall cause this Agreement, appropriately executed and completed, to be mailed or otherwise delivered to the Company at its address set forth above. Upon payment of the Subscription Price, the Subscriber shall also send a copy of the completed signature page of this Agreement via facsimile to Sunrise Securities Corp., Attention: Mr. Preston Tsao, Facsimile No. 212-421-5924.

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          (b) If by _________, 1997, or such later date, not later than
________, 1997, to which the offering contemplated by the Prospectus (the "Offering") may be extended by Sunrise Securities Corp., the underwriter for the Offering (the "Underwriter"), in its sole discretion, the proceeds of the sale of 3,250,000 shares of Common Stock have been deposited in the Escrow Account and the Escrow Agent has been notified by the Company and the Underwriter that the Company has accepted subscription agreements for 3,250,000 shares of Common Stock and that the other conditions for a closing of all or a portion of the shares subject to the Offering have been met, and from time to time thereafter after the Escrow Agent has been notified by the Company and the Underwriter that the Company has accepted additional subscription agreements for shares of Common Stock and that the other conditions for a closing of a portion of the shares subject to the Offering have been met, the Escrow Agent will release the purchase price of the Securities to the Company and the Company will, or will cause its transfer agent to, mail promptly a certificate therefor to the Subscriber at the address specified on the Signature Page or, if instructed to do so on the Signature Page, deliver such Securities pursuant to alternate delivery instructions. In any case, delivery will be effected physically and not via DTC. Otherwise, the Escrow Agent will return such funds to the Subscriber, without any deduction therefrom or interest thereon, by mailing a check or by making a wire transfer. Except as otherwise agreed between the Subscriber and the Company, certificates representing the Securities shall not bear any legends restricting transfer.

     2. Irrevocable; Rejection or Acceptance of the Subscription by the Company. This Subscription Agreement is irrevocable by the Subscriber. The Company may, in its sole discretion, accept or reject this Subscription Agreement in whole or in part at any time. If the Company rejects the Subscription Agreement in whole, the Company will promptly cause the Escrow Agent to return the entire amount paid by the Subscriber in connection with this Subscription Agreement, without interest thereon, by mailing a check or by making a wire transfer. If the Company rejects the Subscription Agreement in part, the Company will promptly cause the Escrow Agent to return the amount paid by the Subscriber in connection with the portion of this Subscription Agreement that is rejected, without interest thereon, by mailing a check or by making a wire transfer. Unless and until the Company accepts this Subscription Agreement and the Company receives payment in full for the Securities upon release of the funds therefor from the Escrow Agent, the Subscriber will not become a holder of the Securities subscribed for hereunder and such Securities will not be considered issued or outstanding.

     3.  Prospectus.  The Subscriber has received and reviewed the Prospectus.

     4. Subscriber's Representations. The Subscriber (and with respect to clause (a) below, each signatory executing this Subscription Agreement in a representative or fiduciary capacity on behalf of any Subscriber) represents and warrants that: (a) if such signatory is executing this Subscription Agreement in a representative or fiduciary capacity, such signatory has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of his principal; and (b) this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

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     5.  Miscellaneous.  This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Subscription Agreement may not be amended or terminated except by a writing signed by the party against whom any such amendment or terminations is sought. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several. This Subscription Agreement is governed by the laws of the State of New York.

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UPON PAYMENT OF THE SUBSCRIPTION PRICE, THIS PAGE SHOULD BE SENT VIA FACSIMILE
TO SUNRISE SECURITIES CORP., ATTENTION: MR. PRESTON TSAO, FACSIMILE NO. 212-421-5924. PLEASE FOLLOW CAREFULLY ALL OF THE OTHER SUBSCRIPTION INSTRUCTIONS CONTAINED IN PARAGRAPH 1 OF THIS AGREEMENT.

Number of shares subscribed for:_____________ Total Amount of Payment: $________

                   Please note that delivery of certificates
                  will be effected physically and not via DTC.

                              SIGN AND DATE HERE:

ADDRESS OF SUBSCRIBER:
_____________________________________
                                         (Print Name of Subscriber)

_____________________________________   By:__________________________________
          (Street)                            (Signature)

_____________________________________ _____________________________________
           (City)                        (Print Name of Signatory)

_____________________________________ _____________________________________
     (State)        (Zip Code)           (Print Title of Signatory)

_____________________________________  _______________________________, 1997
 (Taxpayer Identification Number)                    (Date)

ALTERNATIVE DELIVERY INSTRUCTIONS:

================================================================================

ACCEPTED:  Date:___________________, 1997

SIGA PHARMACEUTICALS, INC.


By:__________________________________
       Authorized Officer

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